 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2005, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2005 and that the Board of Directors declared a dividend of $0.12 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 8.01. Other Events.

On April 27, 2005, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2005 and that the Board of Directors declared a dividend of $0.12 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached.

The information in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Release dated April 27, 2005
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: April 27, 2005	By: /s/ Brian D. Young
Brian D. Young CFO